                                                                   Exhibit 10(2)


                              AMENDMENT TO REVISED
                             SINGLE WELL TECHNOLOGY
                            LICENSE AGREEMENT DATED
                                OCTOBER 27, 1986

     This Amendment is made this 31st day of July, 1995, between IIT Research Institute (hereinafter "IITRI"), an Illinois not for profit corporation with principal Offices located at 10 West 35th Street, Chicago, Illinois 60616, U.S.A., and Fountain Oil Incorporated, a Delaware Corporation with principal offices located at 1400 Broadfield, Suite 200, Houston, Texas 77084 U.S.A. (hereinafter "Fountain"). This Amendment supersedes a similar Amendment executed by the parties on June 7, 1995.


                                   WITNESSETH

     WHEREAS, IITRI and ORS Corporation, then an Oklahoma corporation, and Uentech Corporation, an Oklahoma Corporation, were the original parties to an agreement known as the "Revised Single Well Technology License Agreement" ("Agreement") as amended, entered into on October 27, 1986. Subsequent to the execution of the Agreement on October 27, 1986, a series of mergers and other corporate transactions resulted in ORS Corporation becoming Fountain Oil Incorporated, with Uentech Corporation now a wholly-owned subsidiary of Fountain; and

     WHEREAS, IITRI and Fountain desire to amend the Agreement pursuant to negotiations regarding certain future royalties and payments which were previously agreed to by the parties to the Agreement: and

     WHEREAS, Fountain, for itself and on behalf of its wholly-owned subsidiary Uentech Corporation, desires to obtain a fully paid-up world-wide exclusive license to the base technology as defined in the Agreement, including any patents and know-how acquired by IITRI since October 27, 1986;

     NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained, IITRI and Fountain herewith agree to amend the Agreement as follows:

1. All references to ORS Corporation shall be deleted and replaced where appropriate as follows:

     "Fountain Oil Incorporated"

2.  Section 5. (a).  Term and Termination

     The parties hereto agree that the burden of reporting and making payments under this Section 5. (a) is deleted in its entirety.
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3.   Section 6. Royalties and Payments

     Section 6. Royalties and Payments, and the Amendment dated May 15, 1989, shall be deleted in their entirety, and shall be replaced as follows:

     "Section 6. Royalties and Payments. In consideration of the license granted Fountain herein and for the period over which such license is in effect, Fountain agrees to pay IITRI the sum of Sixty Thousand Dollars ($60,000.00), plus Ten Thousand (10,000) shares of the restricted common stock, $.10 par value, of Fountain Oil Incorporated, which receipt in full by IITRI shall constitute a world-wide exclusive paid-up license with no further reporting, payments or royalties due IITRI by Fountain under any section of this Agreement for its duration."

4. IITRI has in progress Canadian Patent Application Serial No. 2,090,629 styled "ELECTRICAL HEATING SYSTEMS FOR LOW-COST RETROFITTING OF OIL WELLS". As additional consideration for the payment of funds and the issuance of shares by Fountain, IITRI agrees to assign to Fountain or its designee, the above referenced Patent Application, with all future processing costs to be borne by Fountain.

5. In connection with the issuance of the restricted common shares to IITRI by Fountain, IITRI hereby represents and warrants to and covenants with Fountain (or, the "Company") as follows:

          a. IITRI represents and warrants that IITRI:

          (i) has received and read all reports filed by Fountain with the Securities and Exchange Commission pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934, as amended, during the past twelve months:

          (ii) has been given the opportunity to ask questions of Fountain and its management concerning the Company, the Company's common stock, par value US $0.10 per share ("Common Stock"), and other matters pertaining to IITRI's proposed acquisition of shares of Common Stock ( the "Shares"), in order for IITRI to evaluate the merits and risks of an acquisition of Common Stock, and IITRI has received satisfactory responses to all such questions; and

          (iii) by reason of the business and financial experience of its directors, officers and employees, IITRI has the capacity to evaluate the Company and the merits and risks of an acquisition of Common Stock and to protect IITRI's interests in connection with the acquisition of the Shares and transactions associated therewith.

          b. IITRI agrees that, since the offer and issuance of the Shares by the Company to IITRI have not been registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon a statutory exemption from the registration requirements of the Securities Act and such shares will therefore be "restricted securities" as defined by Rule 144 promulgated under the Securities Act, IITRI will offer or resell the Shares only in compliance with the provisions of the Securities Act and all other applicable securities laws and regulations. IITRI will offer and resell Shares only if such Shares are registered under the Securities Act or an exemption from such registration is available. Rule 144 provides such an exemption if certain conditions are met regarding (i) the availability of public information about the Company (all reports required
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during prior 12 months under the Securities Exchange Act of 1934 have been filed); (ii) holding period (currently a minimum of two years but proposed rule would reduce minimum period to one year); (iii) limitation on amount of securities sold (greater of 1% of outstanding [in excess of 10 million] or average weekly trading volume in any 3 month period); (iv) manner of sale (brokers' transactions in which buy orders are not solicited and no more than normal brokerage commissions are paid); and (v) filing of a notice of sale with the SEC. Unless the Shares that are the subject of such offer or sale are registered under the Securities Act or an exemption from registration is available (in which latter case the Company shall have received an opinion of IITRI's counsel who shall be experienced in securities law matters, in form and substance reasonably satisfactory to Fountain, to such effect), the Company shall not permit the transfer of the Shares. IITRI understands and agrees that the Company may take such steps as it deems appropriate to ensure compliance with the offer and resale restrictions imposed by the Securities Act or other applicable laws and regulations or contained in this Agreement, including instituting "stop transfer" instructions with respect to the Shares with the transfer agent for the Common Stock and endorsing restrictive legends, substantially in the form of Exhibit A hereto, on certificates representing the Shares to be issued to IITRI.

          c. IITRI represents and warrants that IITRI (i) is acquiring the Shares for its own account for investment purposes and not with a view towards the distribution thereof and (ii) does not have any contract, understanding, or arrangement with any person to sell, transfer, or grant participation to such person or any third person with respect to the Shares, and no other person has a beneficial interest in the Shares.

          d. IITRI agrees, to indemnify, protect, defend, and hold harmless the Company, and its affiliates, officers, directors, stockholders, agents, employees, attorneys, accountants, successors, and assigns from and against all claims, actions, causes of action, damages, losses, costs, liabilities, and expenses (including costs of investigation, defense, and attorneys' fees) whatsoever which may result from a breach or an alleged breach of the representations, warranties and agreements of IITRI contained herein; and the Company agrees to indemnify, protect, defend and hold harmless IITRI and its affiliates, officers, directors, stockholders, agents employees, attorneys, accountants, successors, and assigns from and against all claims, actions, causes of action, damages, losses, costs, liabilities, and expenses (including costs of investigation, defense, and attorney's fees) whatsoever which may result from a breach or an alleged breach of the representations, warranties and agreements of the Company contained herein.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be fully executed as of the date first above written.

Fountain Oil Incorporated                   IIT Research Institute
1400 Broadfield, Ste 200                    10 West 35th Street
Houston, Texas  77084                       Chicago, Illinois 60616


By: /s/  Gary Plisga                        By:  /s/  A R Valentino
    ----------------------------               ---------------------------

Title: Executive Vice President             Title: Group Vice President
      --------------------------                   -----------------------